EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the use of our report dated September 25, 2002, with respect to the combined balance sheets of Qwest Dex Holdings, Inc. and subsidiary (Dex) in the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota, referred to as Dex East (as more fully described in Note 1 to the combined financial statements), as of December 31, 2001 and 2000, and the related combined statements of income, owner's deficit and cash flows for each of the years in the three-year period ended December 31, 2001, included in this Registration Statement on Form S-4 of Dex Media East LLC, Dex Media East Finance Co. and Dex Media International, Inc., referred to as the Registration Statement, and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in the Registration Statement.

/s/ KPMG LLP


Denver, Colorado
February 13, 2003